ADDENDUM TO
                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is made as of the 24th day of October, 2006.


BETWEEN:

                             Tony J. Giuliano
                             630 - 44th Avenue
                             Lachine, Quebec H8T 2K8


                             (Hereinafter referred to as the "Employee")


                                      - And -


                             Manaris Corporation
                             1155 Boul. Rene-Levesque West, Suite # 2720
                             Montreal, Quebec, Canada, H3B 2K8
                             Herein represented by John Fraser, duly authorized;


                             (Hereinafter referred to as the "Company")


WHEREAS the Employee is currently employed by the Employer under terms and conditions more fully described in an Employment Agreement made as of the 7th day of August, 2006.

WHEREAS the Employer wishes to appoint the Employee to the position of Chief Financial Officer for a defined period of time.

AND WHEREAS the parties hereto desire to set out the understanding reached between them in a written agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), the parties hereto hereby agree with each other as follows:

1.    DEFINED TERMS

Where used herein, except where the context otherwise requires, the following terms shall have the meanings ascribed hereunder:

"Business Day" means a day other than a Saturday, Sunday or other day on which the principal Canadian Chartered banks are not generally open for business in the City of Montreal;

"Addendum" means this Addendum to the Employment Agreement and all extensions, modifications and amendments hereto;

"Agreement" means the Employment Agreement, and all extensions, modifications and amendments thereto, with the exception of this Addendum;

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                                      -2-


"Dollars" means the lawful money of Canada;

"Effective Date" means the 1st day of October, 2006;

"Notice" has the meaning set out in clause 7;

"Period of Appointment" has the meaning set out in clause 3.

2.    APPOINTMENT

    A. The Company hereby agrees to appoint the Employee as Chief Financial Officer of the Company for the Period of Appointment, and the Employee hereby accepts such appointment and agrees to serve in such capacity, subject to the reasonable direction and control by the President and Chief Executive Officer of the Company, Mr. John Fraser, or such other committee or Person to whom it may have delegated such powers. The Employee agrees to perform his assigned duties.

    B. The Employee shall, during the Period of Appointment, use his best efforts to promote and advance the business and interests of the Company. In carrying out these duties and responsibilities, the Employee shall comply with all lawful and reasonable instructions as may be given by the President and Chief Executive Officer of the Company (or the Person so authorized by the Board).

    C. The Employee acknowledges and agrees that the effective performance of the Employee's duties requires the highest level of integrity and the Company's complete confidence in the Employee's relationship with other personnel of the Company and with all persons dealt with by the Employee in the course of employment.

    D. The parties acknowledge and agree that the appointment will be governed by the standards and terms of the Company's policies, as they are established from time to time, and they agree to comply with the rules, regulations, directions and policies that have or may hereafter be established by the Company so long as they are not inconsistent with any provisions of this Addendum or of the Agreement

    E. The Employee shall not permit any conflict of interest to exist in such manner that the best interests of the Company shall be prejudiced in any way.

3.    PERIOD OF APPOINTMENT

This Addendum shall commence at the Effective Date and shall continue for a definite period of one (1) year, subject to the earlier termination of this Addendum pursuant to the provisions of clause 5 ("Period of Appointment").

4.    COMPENSATION

    A. During the Period of Appointment, the Company shall pay to the Employee, an annual salary of ONE HUNDRED TWENTY-FIVE THOUSAND dollars ($125,000 CAD) per annum. Salary payments shall be made in accordance with the standard policies of the Company in effect from time to time. It is the current policy of the Company to pay salaries twice per month. All regular salary payments to the Employee shall be net of government required remittances, as well as agreed remittances or deductions for employee benefit or other similar programs. The Company shall be responsible for making all such remittance payments to the government or other authority.
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                                      -3-


    B. At the end of the Period of Appointment, the Board of the Company may, at its discretion, award a bonus to the Employee in consideration for the services rendered during the Period of Appointment.

    C. The Company shall pay to the Employee up to $250 per month for the cost of parking, and up to $200 per month for the use of a cell phone while on Company business during the Period of Appointment.

5.    TERMINATION OF APPOINTMENT

    A. The Company shall have the right to terminate the appointment of the Employee, upon written notice, without being bound to pay any indemnity or severance whatsoever, in the following cases:

         1) upon the expiry of the Period of Appointment;

         2) upon the giving of thirty (30) days prior written notice of termination of the appointment; or

         3) if the Employee fails to comply with any of the provisions of this Addendum and such default is not cured within thirty (30) days following receipt of written notice from the Company, provided that if such default is material and reoccurring no further notice shall be required.

    B. If the Employee's appointment is terminated pursuant to the provisions of this clause 5, the Employee shall not be entitled to receive any remuneration or other payment under this Addendum other than accrued and unpaid salary pro-rated to the effective date of termination.

    C. In the event that the Employee's appointment is terminated in accordance with the provisions of this clause 5, the Employee will continue his employment as Controller of the Company under the terms and conditions of the Agreement, unless otherwise terminated pursuant to clause 7 of the Agreement.

    D. Nothing in this Addendum shall be construed or interpreted as a guarantee of employment and nothing in this Addendum shall preclude the Company from terminating the Employee's employment, at any time, either during the Period of Appointment or after, as per the terms of clause 6 of the Agreement.

6.    CONFIDENTIALITY

The Employee undertakes to keep the terms of this Addendum confidential except where disclosure thereof is made in normal circumstances (e.g. application for bank loan, credit card) or is required by law.

7.    NOTICE

Any notice which shall or may be given in accordance with the terms of this Addendum shall be in writing, in the English language and hand-delivered or mailed by prepaid registered and regular mail or by receipted facsimile. Notice hereunder shall be addressed to the Company at its office in Montreal and to the Employee at his last residence address maintained in the Company's records. Notice shall be deemed to be received by the party on the date that it is hand-delivered or transmitted to the party (provided that if such day is not a Business Day it shall be deemed to arrive on the next Business Day), or on the fifth (5th) Business Day following mailing of such notice as set out above.

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                                      -4-


8.    INDEPENDENT LEGAL ADVICE


The Employee acknowledges that he has sought and obtained independent legal advice prior to executing this Addendum.

9.    GENERAL PROVISIONS

    A. Governing Law: This Addendum shall be governed by and construed in accordance with the laws of the Province of Quebec and Canada and the parties agree to attorn to the jurisdiction of the Courts therein.

    B. Languages: Les parties ont mutuellement convenues de rediger la presente entente en anglais. The parties have mutually agreed to draft the Addendum in English.

    C. Entire Agreement: This Addendum and the terms hereof constitute the entire agreement between the parties and supersede all prior, oral or written understandings, agreements or contracts, formal or informal, between the parties hereto with respect to the subject matters specifically addressed in this Addendum. No modification, alteration or waiver of the terms of this Addendum shall be binding unless the same shall be in writing dated subsequent to the date of this Addendum and duly-executed by each of the parties hereto. The Addendum's execution has not been induced by, nor do the parties rely upon or regard as material, any representations or writings whatsoever not incorporated herein.

    D. Effect on Other Agreements: Except with respect to the subject matters specifically addressed in this Addendum for which the terms and conditions of this Addendum shall prevail, the terms and conditions of the Agreement shall continue to have full effect between the parties during the Period of Appointment, with the necessary adjustments. Without limiting the generality of the foregoing, clause 9 of the Agreement shall be amended to include a reference to the Employee's employment as Chief Financial Officer and this, with effect even after the termination of this Addendum for any reason whatsoever.

    E. Non-Waiver: Failure by the Company to enforce any provision of this Addendum, or a waiver by the Company of the exercise of its rights upon the occurrence of any event of default, shall not operate or be construed as a waiver of any continuing or subsequent breach of this Addendum by the Employee.

    F. Non-Assignment: This Addendum shall be a personal services contract and, as a consequence, not assignable, in whole in part, by the Employee without the prior written consent of the Company, which consent may be unreasonably withheld.

    G. Inurnment:  The provisions of this Addendum shall inure to the benefit of
and  be  binding  upon  the  heirs,   executors,   administrators  and  personal
representatives of the Employee and the successors and assigns of the Company.

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                                      -5-


IN WITNESS WHEREOF the parties have duly executed this Addendum as of the day and date first above written.


SIGNED, SEALED AND DELIVERED in the presence of:



                                    /s/ John Fraser
-----------------------------       --------------------------------
Witness                             John Fraser, President & CEO
                                    Manaris Corporation

                                    /s/ Tony J. Giuliano
                                    --------------------------------
                                    Tony J. Giuliano